UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 27, 2020

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL 33160
(Address of Principal Executive Offices) (Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NETE	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 27, 2020, Net Element, Inc., a Delaware corporation (the “Company”), entered into a Master Exchange Agreement, (the “Agreement”) with ESOUSA Holdings, LLC, a New York limited liability company (“ESOUSA”). Prior to entering into the Agreement, ESOUSA agreed to acquire an existing promissory note that had been previously issued by the Company, of up to $2,000,000 in principal amount outstanding plus interest due to RBL Capital Group, LLC. Pursuant to the Agreement, the Company has the right, at any time prior to March 27, 2021, to request ESOUSA, and ESOUSA agreed upon each such request, to exchange this promissory note in tranches on the dates when the Company instructs ESOUSA, for such number of shares of the Company’s common stock (“Common Stock”) as determined under the Agreement based upon the number of shares of Common Stock (already in ESOUSA’s possession) that ESOUSA sold in order to finance its purchase of such tranche of the promissory note (subject to the next sentence in this paragraph) from RBL Capital Group, LLC. ESOUSA will purchase each tranche of the promissory note equal to 88% of the gross proceeds from the shares of Common Stock sold by ESOUSA to finance the purchase of such Exchange Amount from RBL Capital Group, LLC. Each such tranche to be $148,000 unless otherwise agreed to by the Company and ESOUSA.

Such shares of restricted common stock of the Company are issuable to ESOUSA under an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 3(a)(9) of the Securities Act.

The Agreement provides that the Company will not effect any exchange or otherwise issue any shares of Common Stock under the Agreement if, after giving effect to such exchange or other share issuance under the Agreement, ESOUSA and its affiliates would beneficially own in excess of 9.99% of the outstanding Common Stock.  The Agreement further provides that, under no circumstances may the aggregate number shares of Common Stock issued to ESOUSA under the Agreement at any time exceed 19.99% of the total number of shares of Common Stock outstanding or of the voting power unless the Company has obtained either (i) its stockholders' approval of the issuance of more than such number of shares of Common Stock pursuant to NASDAQ Marketplace Rule 5635(d) or (ii) a waiver from The NASDAQ Stock Market of the Company’s compliance with Rule 5635(d).

The Agreement provides that, to the extent that issuance of any number of shares of Common Stock will cause the ESOUSA’s beneficial ownership of the Common Stock to exceed 9.99% of the outstanding Common Stock, ESOUSA will have the option to request the Company, in lieu of issuing such shares of Common Stock that would cause ESOUSA’s beneficial ownership of the Common Stock to exceed 9.99% of the outstanding Common Stock, issue to ESOUSA warrants, substantially in the form attached to the Agreement as Exhibit II, to purchase, at a purchase price of $0.01 per share, the number of shares of Common Stock that would cause ESOUSA’s beneficial ownership to exceed 9.99% of the outstanding Common Stock.

The above description of the Agreement is intended as a summary only and is qualified in its entirety by the terms and conditions set forth therein. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 2.03.

Item 3.02      Unregistered Sales of Equity Securities.

The disclosure provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Master Exchange Agreement, dated as of March 27, 2020 between the Company and ESOUSA Holdings, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2020

NET ELEMENT, INC.

By:	/s/ Jeffrey Ginsberg
Name:	Jeffrey Ginsberg
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Exchange Agreement, dated as of March 27, 2020 between the Company and ESOUSA Holdings, LLC